Exhibit 99.1

Mercantile Bancorp, Inc. Announces 2004 Earnings

QUINCY, IL --(BUSINESS WIRE)--March 30, 2005--Mercantile Bancorp, Inc., (AMEX: MBR), a multi-bank holding company based in Quincy, Illinois, announced today consolidated net income for the year ended December 31, 2004 was $8,318,000 compared to $8,311,000 for 2003.

Dan S. Dugan, Chairman, President and CEO of Mercantile Bancorp, Inc., said, “The year 2004 was a landmark one for Mercantile Bancorp witnessed by application for public registration of the Company, application to list its shares on The American Stock Exchange, and surpassing $1 billion in assets, which represents nearly a 15 percent increase over the year-ago period.  Also, in early 2004 we acquired a majority position in Mid-America Bancorp, Inc., Leawood, KS (Kansas City), which we continue to believe has tremendous potential for future growth and profitability.”

The Company’s February 2004 purchase of additional shares of common stock of Mid-America resulted in majority ownership, and the Company has consolidated Mid-America into its financial statements effective February 29, 2004.  The Company’s ownership percentage was 54.6% as of December 31, 2004.  For the year ended December 31, 2003, the Company’s pre-tax loss, including amortization of the core deposit intangible, from its equity method investment in Mid-America was $76,000.  Mid-America represented approximately $137,000 or 1.6% of the Company’s net income for 2004.

Factors affecting net income in 2004 were a $3,332,000 increase in net interest income and a $741,000 decrease in provision for loan losses, offset somewhat by a $662,000 decrease in noninterest income, a $2,892,000 increase in noninterest expense and a $404,000 increase in provision for income taxes. Basic earnings per share were $4.24 and $4.23 for the years ended December 31, 2004 and 2003, respectively.

Total assets at December 31, 2004 were $1,040,553,000 compared with $906,160,000 at December 31, 2003, an increase of $134,393,000 or 14.8%, primarily attributable to growth of the loan portfolio.  Total loans, including loans held for sale, at December 31, 2004 were $772,089,000 compared with $642,556,000 at December 31, 2003, an increase of $129,533,000 or 20.2%.  Total deposits at December 31, 2004 were $873,427,000 compared with $758,183,000 at December 31, 2003, an increase of $115,244,000 or 15.2%.  Mid-America represented approximately $65,215,000 or 8.4% of the Company’s total loans, $64,248,000 or 7.4% of the Company’s total deposits and $81,246,000 or 7.8% of the Company’s assets as of December 31, 2004.

Total stockholders’ equity at December 31, 2004 was $85,982,000 compared with $80,034,000 at December 31, 2003, an increase of $5,948,000 or 7.4%.  Weighted average shares remained unchanged at 1,963,680 for the years ended December 31, 2004 and 2003, respectively.  Book value per share at December 31, 2004 was $43.79 compared with $40.76 at December 31, 2003, an increase of $3.03 or 7.4%.

The combination of regular quarterly dividends and a special one-time dividend resulted in total cash dividends paid to shareholders of $1,453,000 or $.74 per share for the year 2004 compared with $1,375,000 or $.70 per share for 2003.

The loan portfolio reflects the ratio of non-performing loans to total loans declining, and the allowance for loan losses, as a percentage of total loans, increasing slightly as of December 31, 2004, compared with December 31, 2003.  Nonperforming loans to loans decreased to .58% of loans as of December 31, 2004 from .81% of loans as of December 31, 2003.  The allowance for loan losses as a percentage of total loans increased to .92% as of December 31, 2004 from .91% as of December 31, 2003.  The provision for loan losses decreased $741,000 to $1,746,000 for 2004 from $2,487,000 for 2003.

About Mercantile Bancorp, Inc.

Through Mercantile’s majority-owned subsidiaries, now consisting of 6 banks in Illinois, 2 banks in Missouri and 1 bank in Kansas, the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trusts services, and asset management, and provides other financial services and products.  In addition, the Company has minority investments in 4 community banks in Missouri, Georgia and Florida. Further information is available on the Company’s website at www.mercbanx.com.

The Company’s Board of Directors declared April 8, 2005, as the record date for purposes of determining stockholders entitled to vote at the Company’s Annual Meeting of Stockholders, which  will be held at 2 p.m. on Monday, May 23, 2005 at the offices of Mercantile Trust & Savings Bank, 440 Maine Street, Quincy, Illinois.

Mercantile’s common stock is traded on the American Stock Exchange under the symbol MBR.

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This release contains information and “forward-looking statements” that relate to matters that are not historical facts and which are usually preceded by the words “may,” “will,” “should,” “could,”  “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “except,” “target” and similar expressions.  These forward-looking statements are subject to significant risks, assumptions and uncertainties.  Because of these and other uncertainties, our actual results may be materially different from those described in these forward-looking statements.  The forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

Questions regarding this information should be directed to Dan S. Dugan at (217) 223-7300, or by e-mail at investor.relations@mercbanx.com.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2004	December 31, 2003

	(In Thousands)
ASSETS
Cash and cash equivalents	$39,719	$26,768
Securities	173,371	185,093
Loans held for sale	3,367	4,619
Loans, net of allowance for loan losses	761,607	632,107
Premises and equipment	16,059	12,938
Interest receivable	6,518	6,162
Cash surrender value of life insurance	15,324	14,705
Other	24,588	23,768

Total assets	$1,040,553	$906,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$873,427	$758,183
Short-term borrowings	21,385	14,367
Long-term debt	49,758	48,185
Interest payable	2,146	1,949
Other	4,417	3,179

Total liabilities	951,133	825,863

Minority Interest	3,438	263

Total stockholders’ equity	85,982	80,034

Total liabilities and stockholders’ equity	$1,040,553	$906,160

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Years Ended

	December 31, 2004	December 31, 2003

	(In Thousands)
Interest Income:
Loans and fees on loans	$42,571	$38,811
Securities:
Taxable	5,149	4,935
Tax exempt	1,553	1,942
Other	513	513

Total interest income	49,786	46,201

Interest Expense:
Deposits	15,476	15,232
Short-term borrowings	286	233
Long-term debt	2,231	2,275

Total interest expense	17,993	17,740

Net Interest Income	31,793	28,461
Provision for Loan Losses	1,746	2,487

Net Interest Income After Provision for Loan Losses	30,047	25,974

Noninterest Income:
Fiduciary activities	1,670	1,595
Customer service fees	3,394	3,263
Other service charges and fees	919	866
Net realized gains (losses) on sales of available-for-sale securities	(4)	59
Net gains on loan sales	521	1,336
Other	1,357	1,400

Total noninterest income	7,857	8,519

Noninterest Expense:
Salaries and employee benefits	15,182	12,979
Net occupancy expense	1,487	1,292
Equipment expense	1,612	1,603
Professional fees	1,243	948
Postage and supplies	838	788
Other	5,516	5,376

Total noninterest expense	25,878	22,986
Minority Interest	151	43

Income Before Income Taxes	11,875	11,464
Income Taxes	3,557	3,153

Net Income	$8,318	$8,311

SELECTED FINANCIAL HIGHLIGHTS

	Years Ended

	December 31, 2004	December 31, 2003

	(Dollars In Thousands except share data)
EARNINGS AND PER SHARE DATA
Basic Earnings Per Share	$4.24	$4.23
Weighted average shares outstanding	1,963,680	1,963,680
Cash dividends paid per share	$.74	$.70
Book value per share	$43.79	$40.76
Tangible book value per share (1)	$40.52	$38.00
Ending number of common shares outstanding	1,963,680	1,963,680
AVERAGE BALANCES
Assets	$999,480	$877,459
Securities	$180,066	$169,762
Loans (2)	$728,388	$629,067
Earning assets	$927,464	$814,054
Deposits	$836,219	$727,308
Interest bearing liabilities	$822,104	$724,436
Stockholders’ equity	$83,365	$79,009
END OF YEAR FINANCIAL DATA
Net interest income	$31,793	$28,461
Loans (2)	$772,089	$642,556
Allowance for loan losses	$7,115	$5,830
Total assets under management	$439,336	$377,330
PERFORMANCE RATIOS
Return on average assets	.83%	.95%
Return on average equity	9.98%	10.52%
Net interest margin	3.43%	3.50%
Interest spread	3.18%	3.23%
Efficiency ratio (3)	65%	62%
Allowance for loan losses to loans (2)	.92%	.91%
Allowance as a percentage of non-performing loans	158%	112%
Average loan to deposit ratio	87%	86%
Dividend payout ratio	17.45%	16.55%
ASSET QUALITY
Net charge-offs	$937	$1,598
Non-performing loans	$4,507	$5,213
Other non-performing assets	$577	$795

(1) Net of goodwill and core deposit intangibles (2) Loans include loans held for sale and nonaccrual loans (3) Does not include securities gains/losses 5